                                                                     EXHIBIT 2
                                                                     ---------


                            STOCKHOLDERS AGREEMENT


         Stockholders Agreement (the "Agreement"), dated as of March 8, 1997, by and among the persons named and having the respective addresses set forth on Exhibit A annexed hereto (individually, a "Stockholder" and, collectively, the "Stockholders").


                             W I T N E S S E T H:


         WHEREAS, the Stockholders own the number of issued and outstanding shares (the "Shares") of common stock, $.0001 par value ("Common Stock"), of NetLive Communications, Inc., a Delaware corporation (the "Corporation"), set forth on Exhibit A annexed hereto, as such Exhibit may be amended from time to time; and

         WHEREAS, the Stockholders wish to set forth their agreement regarding the voting of their Shares and to establish procedures relating to the sale or other disposition of the Shares;

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual promises and covenants herein contained, the parties hereto hereby agree as follows:

         1.0. Restrictions on Transfer of the Shares.

         1.1. Compliance with Agreement. For purposes of this Agreement, the term "transfer" or "Transfer" shall mean any sale, assignment, mortgage, hypothecation, transfer or pledge of, creation of a security interest in, or lien on, or any encumbrance, gift, trust (voting or other), bequest or any testamentary or other disposition of, whether voluntary or by operation of law, the Shares or any interest therein. So long as this Agreement shall remain in effect, no Stockholder shall make any transfer of any Shares or any interest in any Shares, except in accordance with the provisions of this Agreement.

         1.2. Invalid Transfers. Any purported transfer of Shares by any Stockholder or any successor to any Stockholder which violates any provision of this Agreement will be invalid, and holder of any of such Shares shall not be entitled to vote or receive dividends on such Shares, during the period of such violation. Any such disqualification will be in addition to, and not in substitution of, any other legal or equitable remedies available to enforce such provisions.

         1.3. Definition. For purposes of this Agreement, the term "Shares" shall also include any (i) shares of the Corporation's capital stock, (ii) securities or other property issued or issuable in respect of the Shares as a result of any stock dividend, recapitalization, merger, consolidation or split affecting any of the Shares, (iii) warrants, options or other rights to purchase, or any securities convertible into, any Shares, and (iv) any script representing any fractional Shares, in each case whether the same are owned by a Stockholder as of the date such Stockholder becomes a party to this Agreement or thereafter acquired from the Corporation or any other person or





                             Page 18 of 28 Pages
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entity.

         1.4. Stock Legend. The Stockholders agree that all stock certificates evidencing Shares held by them or hereinafter acquired by any of them, in addition to any notice thereon required by the applicable law, shall bear conspicuously on the face or back thereof, the following legend:

                  "This certificate and the shares represented hereby are subject to, and may not be sold or otherwise disposed of, nor may a security interest be created herein or therein, except in accordance with the terms of a certain Stockholder Agreement among certain shareholders of NetLive Communications, Inc."

         2.0. Voting of Shares.

         2.1. At any time at which Stockholders shall have the right to, or shall, vote their Shares, each Stockholder agrees to vote all Shares then owned by such Stockholder in the manner approved in writing by those owning of record, in the aggregate, a majority of the issued and outstanding shares of Common Stock then owned in the aggregate by all of the Stockholders (the "Majority"). In the event that any Stockholder or Stockholders abstain from such approval process, the Majority shall constitute the majority of the issued and outstanding shares of Common Stock then owned in the aggregate by all of the Stockholders participating in the approval process.

         2.2. Any Stockholder may call a meeting of Stockholders which may be held at such place, within or without the State of New York, as shall be stated in the notice of meeting given at least three days in advance. Stockholder may participate in a meeting by means of conference telephone call or similar communications equipment; may authorize another Stockholder to act as his or her proxy by a duly executed written instrument; and may act without a meeting, without prior notice and without a formal vote by written consent setting forth the action so taken signed by the Stockholders holding at least a Majority. Prompt written notice of the taking of action without a meeting shall be given to any Stockholders who did not so participate in such action by written consent.

         3.0. Representations and Warranties.

         3.1. Representations. Each Stockholder hereby represents and warrants to the other Stockholders that such Stockholder is authorized and empowered to enter into this Agreement and to perform all of the Stockholder's obligations hereunder. The execution, delivery and performance of this Agreement will not contravene the provisions of, or (with or without the passage of time or the giving of notice) constitute a breach of, any agreement or arrangement applicable to such Stockholder. This Agreement constitutes a valid and binding obligation enforceable against such Stockholder in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) injunctive and other



                             Page 19 of 28 Pages
forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings thereafter may be brought.

         3.2. Indemnification. Each Stockholder acknowledges that it understands the meaning and legal consequences of the representations and warranties contained herein, and it hereby agrees to indemnify and hold harmless the other Stockholders from and against any and all loss, damage or liability, including, without limitation, all costs and expenses (including reasonable attorneys' fees), due to or arising out of a breach of any such representations or warranties. All representations, warranties and covenants contained herein including, without limitation, the indemnification contained in this Section shall survive the termination of this Agreement.

         4.0. Miscellaneous Provisions.

         4.1. Transferees Bound. Subject to compliance with Section 1.2 hereof and the other provisions hereof, no transfer shall be effective and no transferee of a Stockholder shall be entitled to the indices of ownership of any Shares, including, but not limited to, the right to vote such Shares and receive dividends thereon, unless and until such transferee has agreed in writing, in form and substance satisfactory to the Majority, to become bound by the terms and conditions of this Agreement.

         4.2. Specific Performance. The parties agree that it is impossible to determine the monetary damages which would accrue to a Stockholder or the personal representative of a disabled or deceased Stockholder by reason of failure of any other Stockholder to perform any of the obligations under this Agreement requiring the performance of an act other than the payment of money only. Therefore, if any party hereto or the legal representative of a disabled or deceased Stockholder shall institute an action or proceeding to enforce the provisions hereof, any tribunal hearing such cause shall have the power to render an award directing one (1) or more parties hereto to specifically perform his or her obligations hereunder in accordance with the terms and conditions of this Agreement. In the event that any party has to enforce its rights hereunder, the prevailing party will be entitled to prompt reimbursement from the non-prevailing party of the expenses (including reasonable attorneys' fees) incurred upon submission of reasonable documentation.

         5.0. Termination.

         5.1. Termination Events. This Agreement shall be effective as of the date hereof and shall terminate upon the earliest to occur of any of the following events:

                  (a) The merger or consolidation of the Corporation into or with any other corporation or other entity on terms and conditions which provide that the Corporation shall not be the survivor of such merger or consolidation;

                  (b) The dissolution of the Corporation;



                             Page 20 of 28 Pages

                  (c) The written agreement to that effect of the Stockholders owning of record not less than 51.0% of the shares of the Corporation's common stock then issued and outstanding and owned by the Stockholders; and

                  (d) August 12, 1998.

         5.2. Continuing Obligation. Any termination pursuant to the foregoing subsection shall not affect any provision whose survival is expressly stated or any breach of any obligation theretofore incurred by the Corporation or any Stockholder hereunder.

         6.0. General.

         6.1. Assignment. Except as expressly provided herein, neither this Agreement nor any of the rights or obligations hereunder may be assigned by any of the parties hereto without the express written consent of the other parties hereto.

         6.2. Binding Effect. The obligations of this Agreement shall be binding upon and the benefits of this Agreement shall inure to the benefit of the parties hereto, their legal representatives, administrators, executors, heirs, legatees, distributees, successors and permitted assigns, and on transferees by operation of law, whether or not any such person or entity shall have signed this Agreement. The provisions of this Agreement shall not be construed as conferring and are not intended to confer any rights on any other persons.

         6.3. Notices. Any notice or communications permitted, required or given hereunder shall be in writing and shall be delivered (i) personally,
(ii) by any prepaid overnight courier delivery service then in general use,
(iii) mailed, registered or certified mail, return receipt requested, or (iv) transmitted by telefacsimile and then confirmed by any other method set forth above, to the addresses designated on Exhibit A or at such other address as may be designated by notice duly given hereunder. Delivery shall be deemed made when actually received, or if mailed, three days after delivery to a United States Post Office.

         6.4. Further Assurances. Each of the parties agrees to execute, acknowledge, deliver, file, record and publish such certificates, instruments, agreements and other documents, and to take all such further action as may be required by law or which the Majority deems reasonably necessary or useful in furtherance of the purposes and the objectives and intentions underlying this Agreement and not inconsistent with its terms including, without limitation, effecting any applicable regulatory filings and complying with applicable law.

         6.5. Entire Agreement. This Agreement, and any of the other agreements or documents annexed hereto, incorporates the entire agreement among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings of the parties with respect to its subject matter.



                             Page 21 of 28 Pages

         6.6. Amendments; Waiver. Except as expressly provided herein, neither this Agreement nor any provision hereof may be terminated, modified, amended or waived unless in writing and signed by those owning of record, in the aggregate, a majority of the issued and outstanding shares of Common Stock then owned in the aggregate by all of the Stockholders. No waiver by any party, whether express or implied, of any provision of this Agreement, or of any breach or default, shall constitute a waiver of a breach of a similar or dissimilar provision or condition.

         6.7. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         6.8. Construction. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter. All references to Sections refer to sections of this Agreement.

         6.9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without giving effect to principles of conflicts-of-law. Each party agrees that any action or proceeding relating to this Agreement shall be instituted against such party in any appropriate court in the State of New York and hereby irrevocably submits to the jurisdiction of the State and Federal courts of the State of New York and waives any claim of forum non conveniens.

         6.10. Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart will, for all purposes, be deemed an original instrument, but all such counterparts together will constitute but one and the same agreement.



                             Page 22 of 28 Pages
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                  IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the day and year first above written.


                                                     /s/ Michael Kharitonov
                                                     -------------------------
                                                     Michael Kharitonov



                                                     -------------------------
                                                     Laurence Rosen



                                                     -------------------------
                                                     Andrew Schwartz



                                                     -------------------------
                                                     Jeffrey Wolf


                                                     -------------------------
                                                     Dr. Scott Wolf





                             Page 23 of 28 Pages

                  IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the day and year first above written.


                                                     -------------------------
                                                     Michael Kharitonov



                                                     /s/ Laurence Rosen 3/11/97
                                                     -------------------------
                                                     Laurence Rosen



                                                     /s/ Andrew Schwartz 3/11/97
                                                     -------------------------
                                                     Andrew Schwartz



                                                     -------------------------
                                                     Jeffrey Wolf


                                                     -------------------------
                                                     Dr. Scott Wolf





                             Page 24 of 28 Pages

                  IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the day and year first above written.


                                                     -------------------------
                                                     Michael Kharitonov



                                                     -------------------------
                                                     Laurence Rosen



                                                     -------------------------
                                                     Andrew Schwartz


                                                     /s/ Jeffrey Wolf
                                                     -------------------------
                                                     Jeffrey Wolf


                                                     -------------------------
                                                     Dr. Scott Wolf





                             Page 25 of 28 Pages

                  IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the day and year first above written.


                                                     -------------------------
                                                     Michael Kharitonov



                                                     -------------------------
                                                     Laurence Rosen



                                                     -------------------------
                                                     Andrew Schwartz



                                                     -------------------------
                                                     Jeffrey Wolf


                                                     /s/ Dr. Scott Wolf
                                                     -------------------------
                                                     Dr. Scott Wolf




                             Page 26 of 28 Pages

                                   EXHIBIT A

           NAMES, ADDRESSES AND OWNERSHIP INTERESTS OF STOCKHOLDERS



                                                             NUMBER OF SHARES
                                  NUMBER OF SHARES OF        UNDERLYING OPTIONS
NAME OF STOCKHOLDER               COMMON STOCK               AND WARRANTS
------------------                -------------------        ------------------
Michael Kharitonov                    266,210                      190,161
145 West 71st Street
Apartment 4F
New York, New York  10023

Laurence Rosen                        348,250                      330,648
NetLive Communications, Inc.
584 Broadway
Suite 806
New York, New York  10012

Andrew Schwartz                       90,412                        75,000
NetLive Communications, Inc.
584 Broadway
Suite 806
New York, New York  10012

Jeffrey Wolf                          341,553                      159,082
Athena Ventures, LLC
660 Madison Avenue
New York, New York  10021

Dr. Scott Wolf                        177,474                       37,193
2501 Irving Avenue South
Minneapolis, MN  55405





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